EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1/A of our report dated March 29, 2006, except for Notes 2, 3 and 21 which are as of October 4, 2006, relating to the consolidated financial statements and financial statement schedule of Comverge, Inc. and its subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

February 8, 2007